Exhibit 5.2
POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Parnassusweg 300 1081 LC AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To:
MSD Netherlands Capital B.V.
Waarderweg 39
2031 BN Haarlem
The Netherlands

RE	Dutch law legal opinion – MSD Netherlands Capital B.V. – Current report on Form 8-K
REFERENCE	54088788
DATE	30 May 2024
1INTRODUCTION
We have acted as special counsel on certain matters of Dutch law to the Opinion Party in connection with:
(i)the offer and issue of the Notes by the Opinion Party;
(ii)a post-effective amendment No. 1 (File Nos. 333-278066 and 333-278066-01) to the registration statement on Form S-3 (File No. 333-278066), dated 14 May 2024 (the Registration Statement), filed under the Securities Act of 1933, as amended from time to time (the Securities Act) by Merck & Co, Inc., Rahway, N.J. USA (Merck) and the Opinion Party on 14 May 2024; and
(iii)a current report on Form 8-K, dated 30 May 2024 (the Form 8-K), filed under the Securities Exchange Act of 1934, as amended from time to time, by Merck on 30 May 2024.
2DEFINITIONS
2.1Capitalised terms used but not defined herein are used as defined in the Schedules to this opinion letter.
2.2In this opinion letter:
Articles means the articles of association listed in paragraph 2.2 (Constitutional documents) of Schedule 2 (Reviewed documents).
Board Resolution means the document listed in paragraph 2.3 (Board resolutions) of Schedule 2 (Reviewed documents).
Deed of Incorporation means the deed of incorporation listed in paragraph 2.2 (Constitutional documents) of Schedule 2 (Reviewed documents).
Excerpt means the document listed in paragraph 2.1 (Excerpt) of Schedule 2 (Reviewed documents).
Notes means, collectively, the 2032 Notes, 2037 Notes, 2044 Notes and 2054 Notes, pursuant to the Opinion Documents.

The public limited liability company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce under number 24370566.

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Opinion Document means any document listed in paragraph 1 (Opinion documents) of Schedule 2 (Reviewed documents).
Opinion Party means the entity listed in Schedule 1 (Opinion party).
Relevant Date means the date of the Board Resolution, the date of the Opinion Documents or the date of this opinion letter, as applicable.
Trade Register means the trade register of the Chamber of Commerce in the Netherlands.
2032 Notes means the EUR 850,000,000 3.250% notes due 2032, issued by the Opinion Party pursuant to the Indenture and guaranteed on an unsecured senior basis by Merck.
2037 Notes means the EUR 850,000,000 3.500% notes due 2037, issued by the Opinion Party pursuant to the Indenture and guaranteed on an unsecured senior basis by Merck.
2044 Notes means the EUR 850,000,000 3.700% notes due 2044, issued by the Opinion Party pursuant to the Indenture and guaranteed on an unsecured senior basis by Merck.
2054 Notes means the EUR 850,000,000 3.750% notes due 2054, issued by the Opinion Party pursuant to the Indenture and guaranteed on an unsecured senior basis by Merck.
3SCOPE OF INQUIRY
3.1For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the executed Opinion Documents and the other documents listed in Schedule 2 (Reviewed documents).
3.2We have not reviewed and express no opinion on any document incorporated by reference or referred to in the Opinion Documents other than the documents referred to in paragraph 3.1.
3.3We have undertaken the following checks (the Checks) at the date of this opinion letter:
(a)an inquiry at the Trade Register, confirming that no relevant changes were registered compared to the contents of the Excerpt;
(b)an inquiry at the Central Insolvency Register (Centraal Insolventieregister) confirming that the Opinion Party is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register; and
(c)an inquiry at EUR-Lex relating to the list referred to in article 2 (3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, confirming that the Opinion Party is not listed on such annexes.
4NATURE OF OPINION
4.1We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms "the Netherlands" and "Dutch" in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.
4.2Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions

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contemplated by the Opinion Documents and on any representations, warranties or other information included in the Opinion Documents and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.
4.3In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.
4.4This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.
4.5This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.
5OPINIONS
The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 3 (Assumptions) and the qualifications set out in Schedule 4 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:
5.1Corporate status
The Opinion Party has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law.
5.2Corporate power
The Opinion Party has the corporate power to execute the Opinion Documents, to offer and issue the Notes, and to perform its obligations thereunder.
5.3Due authorisation
The Opinion Party has duly authorised with all requisite corporate action the execution of the Opinion Documents and the offer and issue of the Notes.
5.4Due execution
The Opinion Party has duly executed the Opinion Documents.
6ADDRESSEES
This opinion letter is an exhibit to the Form 8-K and may be relied upon solely for the purpose of the offer and issue of the Notes. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Form 8-K and may not be relied upon for any purpose other than the offer and the issue of the Notes. We consent to the filing of this opinion letter with the SEC as an exhibit to the Form 8-K and to its incorporation into the Registration Statement and to the reference to Loyens & Loeff N.V. in the Final Prospectus Supplement under the heading 'Validity of the Notes'. In

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giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.

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Schedule 1
OPINION PARTY
(1)MSD Netherlands Capital B.V., registered with the Trade Register under number 93598734.

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Schedule 2
REVIEWED DOCUMENTS
1OPINION DOCUMENTS
1.1.1A New York law base indenture relating to the Notes dated 30 May 2024, between, among others, the Opinion Party as issuer and Merck as parent guarantor and U.S. Bank Trust National Association as trustee (the Indenture).
1.1.2A New York law global note in respect of the 2032 Notes dated 30 May 2024.
1.1.3A New York law global note in respect of the 2037 Notes dated 30 May 2024.
1.1.4A New York law global note in respect of the 2044 Notes dated 30 May 2024.
1.1.5A New York law global note in respect of the 2054 Notes dated 30 May 2024.
2ORGANISATIONAL DOCUMENTS
2.1Excerpt
An excerpt of the registration of the Opinion Party in the Trade Register dated 13 May 2024.
2.2Constitutional documents
The deed of incorporation, including the articles of association, of the Opinion Party dated 15 April 2024.
2.3Board resolution
The resolutions of the management board of the Opinion Party dated 13 May 2024.
3MISCELLANEOUS
3.1Offering documents
3.1.1A preliminary prospectus supplement relating to the Notes dated 15 May 2024.
3.1.2A final prospectus supplement relating to the Notes dated 16 May 2024 (the Final Prospectus Supplement).

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Schedule 3
ASSUMPTIONS
The opinions in this opinion letter are subject to the following assumptions:
1Documents
1.1All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.
1.2The information recorded in the Excerpt is true, accurate and complete on each Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).
2Incorporation, existence and corporate power
2.1The Opinion Party has not been dissolved, merged involving the Opinion Party as disappearing entity, demerged, converted, granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 on insolvency proceedings (recast), listed on the list referred to in article 2 (3) of Council Regulation (EC) 2580/2001, listed in Annex I to Council Regulation (EC) 881/2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 relating to measures to combat terrorism (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt and the Checks).
2.2The Articles are the articles of association (statuten) of the Opinion Party in force on each Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the contents of its Excerpt).
3Corporate authorisations
3.1The Board Resolution (a) correctly reflects the resolutions made by the relevant corporate body of the Opinion Party, (b) has been made with due observance of the relevant Articles and any applicable board regulations and (c) is in full force and effect.
3.2No member of the management board of the Opinion Party has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of its Board Resolution).
3.3The general meeting of the Opinion Party has not subjected any resolutions of its management board to its approval pursuant to its Articles and its Board Resolution do not conflict with any instruction given by the general meeting to its management board which precludes it from entering into the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of its Board Resolution).
3.4The Opinion Party has not established, not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the transactions contemplated by the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

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Schedule 4
QUALIFICATIONS
The opinions in this opinion letter are subject to the following qualifications:
1Insolvency
The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.
2Enforceability
A Dutch legal entity may invoke the nullity of a transaction if the transaction is not within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction is within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

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